Exhibit 23.6

CONSENT OF EXPERT

In connection with the Registration Statement on Form F-4 (the “Form F-4”) of Timmins Gold Corp., I, Richard M. Gowans, President of Micon International Limited, hereby consent to the use of my name in connection with the references to the mineral reserve and resource estimates for the San Francisco Gold Mine and to the inclusion of references to and summaries of the Estimates in the Form F-4.

Date: February 10, 2011	MICON INTERNATIONAL LIMITED

/s/ Richard M. Gowans
Name: Richard M. Gowans P.Eng.
Title: President, Micon International Limited

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